Digi International to Streamline Manufacturing Operations

Eden Prairie Team to Focus on Manufacturing Strategy and Quality

MINNETONKA, Minn., April 3, 2018 – Digi International®, (NASDAQ: DGII, www.digi.com), a leading global provider of Internet of Things (IoT) connectivity products and services, today announced it will transfer the manufacturing functions of its Eden Prairie operations facility to existing contract manufacture suppliers. The move further leverages the manufacturing strength of its vendors and further focuses Digi on new product introduction.

The move to outsource falls in line with industry practices. The current facility will continue to house the operations team, which will support contract manufacturers as well as oversee the planning and procurement of finished goods and product fulfillment, logistics and quality.

“Digi manufacturers approximately 85 percent of its products through contract manufacturers,” said Ron Konezny, president and CEO of Digi International. “Moving the remaining portion to existing providers minimizes disruption. Unfortunately, there will be a number of Digi employees affected. We are working hard to ensure a smooth transition and we’re confident that this decision will benefit Digi’s customers and partners.”

As a result of the shift in manufacturing operations, approximately 60 positions in the Eden Prairie facility will be eliminated in a staged fashion over the next 120 days. Wherever possible, Digi will seek to find new positions within the company for the affected employees. Digi currently employs approximately 600 people globally.

About Digi International
Digi International (NASDAQ: DGII) is a leading global provider of business and mission-critical Internet of Things (IoT) and M2M connectivity products and services. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security, relentless reliability and bulletproof performance. Founded in 1985, we’ve helped our customers connect over 100 million things, and growing. For more information, visit Digi’s website at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Forward-Looking Statement
This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “looking forward,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which the company operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring or other similar business initiatives that may impact our ability to retain important employees, the ability to achieve the anticipated benefits and synergies associated with acquisitions or divestitures, and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended September 30, 2017 and subsequent quarterly reports on Form 10-Q and other filings, could cause the company’s future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Mike Goergen
Senior Vice President, Chief Financial Officer and Treasurer
Digi International
952-912-3737
Email: mike.goergen@digi.com

Media Contact:
Joseph Rigoli
LEWIS
Office: +1 781-418-2400
Digi@teamlewis.com